Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 24, 2006, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-141918) and related Prospectus of AP Pharma, Inc. dated May 25, 2007.

/s/    Ernst & Young LLP

Palo Alto, California

May 24, 2007